BEAR STEARNS ASSET BACKED SECURITIES I LLC,

DEPOSITOR,

WELLS FARGO BANK, N.A.,

SECURITIES ADMINISTRATOR,

AND

U.S. BANK NATIONAL ASSOCIATION,

GRANTOR TRUSTEE

GRANTOR TRUST AGREEMENT

DATED AS OF OCTOBER 7, 2005

BEAR STEARNS ASSET BACKED SECURITIES I LLC

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4

GRANTOR TRUST CERTIFICATES, SERIES 2005-4

__________________

TABLE OF CONTENTS

ARTICLE I

Definitions

ARTICLE II

Conveyance of Underlying Notes; Original Issuance of Certificates

Section 2.01	CONVEYANCE OF UNDERLYING NOTES TO GRANTOR TRUSTEE
Section 2.02	ACCEPTANCE BY GRANTOR TRUSTEE
Section 2.03	REPRESENTATIONS AND WARRANTIES CONCERNING THE DEPOSITOR

ARTICLE III

Accounts

Section 3.01	PAYMENT ACCOUNT
Section 3.02	PERMITTED WITHDRAWALS AND TRANSFERS FROM THE PAYMENT ACCOUNTS

ARTICLE IV

Certificates

Section 4.01	CERTIFICATES
Section 4.02	REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES
Section 4.03	MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES
Section 4.04	PERSONS DEEMED OWNERS
Section 4.05	ERISA RESTRICTIONS

ARTICLE V

Payments to Certificateholders

Section 5.01	PAYMENTS ON THE CERTIFICATES
Section 5.02	ALLOCATION OF LOSSES
Section 5.03	PAYMENTS UNDER THE INSURANCE POLICY
Section 5.04	SUBROGATION AND COOPERATION
Section 5.05	PAYMENTS
Section 5.06	STATEMENTS TO CERTIFICATEHOLDERS

ARTICLE VI

Section 6.01	INDEMNIFICATION OF THE GRANTOR TRUSTEE AND SECURITIES ADMINISTRATOR

ARTICLE VII

Concerning the Grantor Trustee and the Securities Administrator

Section 7.01	DUTIES OF GRANTOR TRUSTEE AND SECURITIES ADMINISTRATOR
Section 7.02	CERTAIN MATTERS AFFECTING THE GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR
Section 7.03	GRANTOR TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR CERTIFICATES
Section 7.04	GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR MAY OWN CERTIFICATES
Section 7.05	GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR’S FEES AND EXPENSES
Section 7.06	ELIGIBILITY REQUIREMENTS FOR GRANTOR TRUSTEE
Section 7.07	INSURANCE
Section 7.08	RESIGNATION AND REMOVAL OF THE GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR
Section 7.09	SUCCESSOR GRANTOR TRUSTEE
Section 7.10	MERGER OR CONSOLIDATION OF GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR
Section 7.11	APPOINTMENT OF CO-GRANTOR TRUSTEE OR SEPARATE GRANTOR TRUSTEE
Section 7.12	FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS; GRANTOR TRUST ADMINISTRATION

ARTICLE VIII

Termination

Section 8.01	TERMINATION UPON REPURCHASE BY THE DEPOSITOR OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS

ARTICLE IX

Miscellaneous Provisions

Section 9.01	INTENT OF PARTIES
Section 9.02	ACTION UNDER UNDERLYING DOCUMENTS
Section 9.03	AMENDMENT
Section 9.04	RECORDATION OF AGREEMENT
Section 9.05	LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS
Section 9.06	ACTS OF CERTIFICATEHOLDERS
Section 9.07	GOVERNING LAW
Section 9.08	NOTICES
Section 9.09	SEVERABILITY OF PROVISIONS
Section 9.10	SUCCESSORS AND ASSIGNS
Section 9.11	ARTICLE AND SECTION HEADINGS

Section 9.12	COUNTERPARTS
Section 9.13	NOTICE TO RATING AGENCIES AND THE INSURER
Section 9.14	Benefits of AGREEMENT
Section 9.15	RIGHTS OF THE INSURER TO EXERCISE THE RIGHTS OF THE CLASS II-A CERTIFICATES

EXHIBITS

Exhibit A-1 - Form of Class _-A[-_] Certificate

Exhibit A-2 - Form of Class [_-]M-_ Certificate

Exhibit B - Copies of Underlying Notes

Exhibit C - Underlying Operative Documents

GRANTOR TRUST AGREEMENT

Grantor Trust Agreement dated October 7, 2005, among Bear Stearns Asset Backed Securities I LLC, a Delaware corporation, as Depositor (the “Depositor”), Wells Fargo Bank, National Association, as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as grantor trustee (the “Grantor Trustee”).

PRELIMINARY STATEMENT

On the Closing Date, the Depositor will acquire the Underlying Notes. On the Closing Date, the Depositor will transfer the Underlying Notes and receive the Certificates evidencing the entire beneficial ownership interest in Trust Fund.

The Insurance Policy will be issued to the Grantor Trustee in trust and it will hold any proceeds of any claim made upon the Insurance Policy solely for the use and benefit of the Holders of the Class II-A Certificates in accordance with the terms hereof and the terms of the Insurance Policy.

As provided herein, the Securities Administrator on behalf of the Trust shall make an election for the assets constituting the Trust Fund to be treated for federal income tax purposes as a grantor trust.

In consideration of the mutual agreements herein contained, the Depositor, the Securities Administrator and the Grantor Trustee agree as follows:

ARTICLE I

Definitions

Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in (i) the Definitions attached as Appendix A to the Underlying 2005-4A Indenture and (ii) the Definitions attached as Appendix A to the Underlying 2005-4C Indenture.

ACCRUAL PERIOD: With respect to any Payment Date and each Class of Certificates, the Accrual Period of the related Underlying Note.

ACCRUED CERTIFICATE INTEREST: With respect to any Payment Date and each Class of Certificates, the amount of Accrued Note Interest on the related Underlying Note.

AGREEMENT: This Grantor Trust Agreement and all amendments hereof and supplements hereto.

ASSUMED FINAL PAYMENT DATE: With respect to the Certificates, other than the Class II-A Certificates, the Payment Date in November 2045. With respect to the Class II-A Certificates, the Payment Date in November 2030.

AVAILABLE FUNDS: With respect to any Payment Date and each Class of Certificates, the sum of any payments received by the Grantor Trustee on each Class of Underlying Notes.

BOOK-ENTRY CERTIFICATES: Beneficial interests in the Certificates, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.01 hereof.

CERTIFICATE: Any grantor trust certificate evidencing a beneficial ownership interest in the related Trust Fund signed and countersigned by the Grantor Trustee in substantially the form annexed hereto as Exhibit A, with the blanks therein appropriately completed.

CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

CERTIFICATE PRINCIPAL BALANCE: With respect to each Certificate as of any Payment Date, the Note Principal Balance of the related Underlying Note as defined in the applicable Underlying Indenture, after application of amounts pursuant to Section 5.01(b).

CERTIFICATE REGISTER: The register maintained pursuant to Section 4.02(a).

CERTIFICATEHOLDER: A Holder of a Certificate.

CLASS: With respect to the Grantor Trust Certificates, Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A, Class V-A, Class I-M-1,

Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6.

CLASS II-A DEFICIENCY AMOUNT: The Deficiency Amount as defined in the Policy.

CLASS II-A PREFERENCE AMOUNT: Any amount previously distributed to a Class II-A Certificateholder on the Class II-A Certificate that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

CLOSING DATE: October 7, 2005.

CODE: The Internal Revenue Code of 1986, as amended.

CORPORATE TRUST OFFICE: The office of the Grantor Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at U.S. Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/American Home Mortgage Investment Trust 2005-4 or for certificate transfer purposes at U.S. Bank National Association, 60 Livingston Avenue, Bond Drop Window, St. Paul, Minnesota 55701.

CUT-OFF DATE: With respect to the Mortgage Loans, September 1, 2005; with respect to the HELOCs, September 19, 2005.

DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

DEPOSITORY AGREEMENT: The meaning specified in Subsection 4.01(a) hereof.

DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank mutual savings bank or savings and loan association) or trust company (which may include the Grantor Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

DTC CUSTODIAN: U.S. Bank National Association, or its successors in interest as custodian for the Depository.

FDIC: Federal Deposit Insurance Corporation or any successor thereto.

FRACTIONAL UNDIVIDED INTEREST: With respect to each Class of Certificates, the fractional undivided interest evidenced by any Certificate, the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the aggregate Certificate Principal Balance of the related Class of such Certificate.

GRANTOR TRUST: The Trust.

GRANTOR TRUSTEE: U.S. Bank National Association, or its successor in interest, or any successor trustee appointed as herein provided.

HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Grantor Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

INDEMNIFIED PERSONS: The Securities Administrator and the Grantor Trustee and their respective officers, directors, agents and employees.

INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor and of any Affiliate of the Depositor (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or any Affiliate of the Depositor and (c) is not connected with the Depositor or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

INSURANCE POLICY: The financial guaranty insurance policy (No. 05030101) with respect to the Class II-A Certificates and all endorsements thereto, if any, dated the Closing Date, issued by the Insurer for the benefit of the Holders of the Class II-A Certificates.

INSURED PAYMENT: With respect to the Class II-A Certificates, (a) as of any Payment Date, any Class II-A Deficiency Amount and (b) any Class II-A Preference Amount.

INSURER: Financial Guaranty Insurance Company, a corporation organized and created under the laws of the State of New York, or any successor thereto.

LIBOR: LIBOR as determined by the Underlying Indenture Trustee pursuant to the Underlying Indenture.

MOODY’S: Moody’s Investors Service, Inc. or its successor in interest.

OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Grantor Trustee and who, unless required to be Independent (an “Opinion of Independent Counsel”), may be internal counsel for the Depositor.

PAYMENT ACCOUNT: With respect to the Trust, the trust account created and maintained pursuant to Section 3.01, which shall be denominated “U.S. Bank National Association, as Grantor Trustee f/b/o holders of Bear Stearns Asset Backed Securities I LLC LLC, American Home Mortgage Investment Trust 2005-4, Grantor Trust Certificates, Series 2005-4 Payment Account.”

PAYMENT DATE: In each month, the 25th day of the month or, if that day is not a business day, the next business day.

PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

RATING AGENCIES: S&P and Moody’s.

RECORD DATE: With respect to any Payment Date and each Class of Certificates, the close of business on the business day immediately preceding such Payment Date.

RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Grantor Trustee or Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

S&P: Standard and Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

STATEMENTS TO UNDERLYING NOTEHOLDERS: The statement provided to the Holders of the Underlying Notes in accordance with Section 7.05 of each Underlying Indenture.

TRUST FUND or TRUST: The corpus of the trust created by this Agreement, consisting of the Underlying Notes, the Insurance Policy and the other related assets described in the third paragraph of Section 2.01.

UNDERLYING 2005-4A INDENTURE: The Indenture dated as of October 7, 2005, between the Underlying Indenture Trustee, the Securities Administrator and American Home Mortgage Investment Trust 2005-4A, attached hereto as Exhibit E-1.

UNDERLYING 2005-4C INDENTURE: The Indenture dated as of October 7, 2005, between the Underlying Indenture Trustee, the Securities Administrator and American Home Mortgage Investment Trust 2005-4C, attached hereto as Exhibit E-2.

UNDERLYING 2005-4A TRUST AGREEMENT: The Amended and Restated Trust Agreement dated as of October 7, 2005, between the Underlying Indenture Trustee, the Certificate Registrar, the Note Paying Agent, the Owner Trustee and the Depositor.

UNDERLYING 2005-4C TRUST AGREEMENT: The Amended and Restated Trust Agreement dated as of October 7, 2005, among the Underlying Indenture Trustee, the Certificate Registrar, the Note Paying Agent, the Owner Trustee and the Depositor.

UNDERLYING INDENTURE TRUSTEE: U.S. Bank National Association, as indenture trustee under each Underlying Indenture.

UNDERLYING MORTGAGE LOANS: The Mortgage Loans and HELOC Mortgage Loans deposited into the related Underlying Trust created by the related Underlying Indenture.

UNDERLYING INDENTURE: The Underlying 2005-4A Indenture and Underlying 2005-4C Indenture.

UNDERLYING NOTE: With respect to the Class I-A-1 Certificates, the Class I-A-1 Notes; with respect to the Class I-A-2 Certificates, the Class I-A-2 Notes; with respect to the Class I-A-3 Certificates, the Class I-A-3 Notes; with respect to the Class II-A Certificates, the Class II-A Notes; with respect to the Class III-A-1 Certificates, the Class III-A-1 Notes; with respect to the Class III-A-2 Certificates, the Class III-A-1 Notes; with respect to the Class III-A-3 Certificates, the Class III-A-3 Notes; with respect to the Class IV-A Certificates, the Class IV-A Notes; with respect to the Class V-A Certificates, the Class V-A Notes; with respect to the Class I-M-1 Certificates, the Class I-M-1 Notes; with respect to the Class I-M-2 Certificates, the Class I-M-2 Notes; with respect to the Class I-M-3 Certificates, the Class I-M-3 Notes; the with respect to the Class I-M-4 Certificates, the Class I-M-4 Notes; with respect to the Class I-M-5 Certificates, the Class I-M-5 Notes; with respect to the Class I-M-6 Certificates, the Class I-M-6 Notes; with respect to the Class M-1 Certificates, the Class M-1 Notes; with respect to the Class M-2 Certificates, the Class M-2 Notes; with respect to the Class M-3 Certificates, the Class M-3 Notes; with respect to the Class M-4 Certificates, the Class M-4 Notes; with respect to the Class M-5 Certificates, the Class M-5 Notes and with respect to the Class M-6 Certificates, the Class M-6 Notes, in each case, issued pursuant to the related Underlying Indenture.

UNDERLYING OPERATIVE DOCUMENTS: The Underlying 2005-4A Indenture, the, Underlying 2005-4C Indenture, the Underlying 2005-4A Trust Agreement, the Underlying 2005-4B Trust Agreement, the 2005-4A Servicing Agreements and the 2005-4C Servicing Agreements.

UNDERLYING REALIZED LOSSES: Any realized losses allocated to the related Underlying Notes pursuant to the applicable Underlying Indenture.

UNDERLYING TRUST: American Home Mortgage Investment Trust 2005-4A to be created pursuant to the 2005-4A Trust Agreement and American Home Mortgage Investment Trust 2005-4C created pursuant to the 2005-4C Trust Agreement.

ARTICLE II

Conveyance of Underlying Notes;

Original Issuance of Certificates

Section 2.01         CONVEYANCE OF UNDERLYING NOTES TO GRANTOR TRUSTEE. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey and assign to the Grantor Trustee, in trust, for the use and benefit of the Certificateholders, (i) all the right, title and interest of the Depositor in and to the Underlying Notes, (ii) with respect to the Holders of the Class II-A Certificates, the Insurance Policy and (iii) all other assets constituting the Trust Fund.

In connection with such transfer and assignment, the Depositor is causing the delivery to the Grantor Trustee of the related Underlying Notes.

It is intended that the conveyance of the Depositor’s right, title and interest in and to the Underlying Notes and all other assets constituting the Trust Fund pursuant to this Agreement shall constitute, and be construed as, an absolute sale of the Underlying Notes and the other assets constituting such Trust Fund by the Depositor to the Grantor Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be deemed a pledge of the Underlying Notes and the other assets constituting the Trust Fund by the Depositor to the Grantor Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Underlying Notes and the other assets constituting the Trust Fund are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Underlying Notes and the other assets constituting the Trust Fund, then it is intended as follows: (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Depositor to the Grantor Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Underlying Notes, and all amounts payable to the holders of the Underlying Notes and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Payment Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Grantor Trustee or its agent of the Underlying Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Articles 8 and 9 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Grantor Trustee for the purpose of perfecting such security interest under applicable law.

It is also intended that the Trust Fund be classified (for Federal tax purposes) as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code, of which the Certificateholders are owners, rather than as an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

Section 2.02             ACCEPTANCE BY GRANTOR TRUSTEE. The Grantor Trustee hereby acknowledges the receipt by it of the Underlying Notes and the Insurance Policy and declares that it holds and will hold such Underlying Notes, Insurance Policy and all other assets and documents included in the Trust Fund, in trust, upon the trusts herein set forth, for the exclusive use and benefit of all present and future applicable Certificateholders in accordance with the terms of this Agreement.

Section 2.03       REPRESENTATIONS AND WARRANTIES CONCERNING THE DEPOSITOR. The Depositor hereby represents and warrants to the Grantor Trustee as follows:

(i)           the Depositor (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)          the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)        the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)         the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)          this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)         there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii)       immediately prior to the transfer and assignment to the Grantor Trustee, each Underlying Note was not subject to an assignment or pledge, and the Depositor had good and marketable title thereto and was the sole owner thereof and had full right to transfer and sell such Underlying Note to the Grantor Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

ARTICLE III

Accounts

Section 3.01	PAYMENT ACCOUNT.

(a)          The Grantor Trustee shall establish and maintain in the name of the Grantor Trustee, for the benefit of the Certificateholders and the Insurer, a Payment Account as a segregated trust account or accounts. The Grantor Trustee will deposit in the Payment Account any amounts received with respect to the Underlying Notes and the Insurance Policy upon receipt thereof.

(b)          All amounts deposited to the Payment Account shall be held by the Grantor Trustee in trust for the benefit of the related Certificateholders and the Insurer in accordance with the terms and provisions of this Agreement.

(c)          The Payment Account shall constitute a trust account of the Trust Fund segregated on the books of the Grantor Trustee and held by the Grantor Trustee in trust in its Corporate Trust Office, and such Payment Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Grantor Trustee (whether made directly, or indirectly through a liquidator or receiver of the Grantor Trustee). The amount at any time credited to any Payment Account shall be held uninvested.

Section 3.02          PERMITTED WITHDRAWALS AND TRANSFERS FROM THE PAYMENT ACCOUNTS.

(a)          The Grantor Trustee may clear and terminate the Payment Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

(b)          On each Payment Date, the Grantor Trustee shall pay the amount distributable to the Holders of the Certificates and/or the Insurer in accordance with Section 5.01 from the funds in the Payment Account.

ARTICLE IV

Certificates

Section 4.01	CERTIFICATES.

(a)          The Depository, the Depositor and the Grantor Trustee have entered into a Depository Agreement dated as of October 7, 2005 (the “Depository Agreement”). The Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Grantor Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Grantor Trustee shall deal with the Depository as representative of such Certificate Owners of the Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Grantor Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

All transfers by Certificate Owners of the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

(b)          If (i)(A) the Depositor advises the Grantor Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Grantor Trustee or the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option and with the Grantor Trustee’s consent advises the Grantor Trustee in writing that it elects to terminate the book-entry system through the Depository, the Grantor Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Grantor Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Grantor Trustee shall issue the definitive Certificates. Neither the Depositor nor the Grantor Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

(c)          The Certificates shall have the following designations and initial Certificate Principal Balance:

Designation	Initial Certificate Principal Balance
I-A-1	$461,483,000
I-A-2	$230,742,000

I-A-3	$76,914,000
II-A	$197,333,000
III-A-1	$275,972,000
III-A-2	$137,986,000
III-A-3	$45,995,000
IV-A	$556,435,000
V-A	$500,982,000
I-M-1	$28,129,000
I-M-2	$12,175,000
I-M-3	$4,198,000
I-M-4	$11,755,000
I-M-5	$4,198,000
I-M-6	$4,198,000
M-1	$33,340,000
M-2	$22,769,000
M-3	$8,132,000
M-4	$19,516,000
M-5	$8,132,000
M-6	$8,132,000

(d)          With respect to each Payment Date, the Certificates shall accrue interest during the related Accrual Period.

(e)          The Certificates shall be substantially in the form set forth in Exhibit A. On original issuance, the Grantor Trustee shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates, the Grantor Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Grantor Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Grantor Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations, of definitive Certificates. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

(f)           The Book-Entry Certificates will be registered as a single Certificate for each class of Certificates issued under this Agreement and will be held by a nominee of the

Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository. The Certificates will be issued in minimum denominations of (1) in the case of the Certificates, other than the Class II-A Certificates, $100,000 and integral multiples of $1 in excess thereof and (2) in the case of the Class II-A Certificates, $100,000 and integral multiples of $1,000 in excess thereof. On the Closing Date, the Grantor Trustee shall execute and countersign the Book-Entry Certificate for each clas in the entire Certificate Principal Balance of the Certificates for such class. The Grantor Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Grantor Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Grantor Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Grantor Trustee or its agent at the time of issuance shall bind the Grantor Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

(g)          No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Grantor Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

Section 4.02             REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

(a)          The Grantor Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Grantor Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)          Subject to Subsection 4.02(e), upon surrender for registration of transfer of any Certificate at any office or agency of the Grantor Trustee maintained for such purpose, the Grantor Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like aggregate Fractional Undivided Interest, but bearing a different number.

(c)          At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Grantor Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Grantor Trustee shall sign and countersign and the Grantor Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(d)          If the Grantor Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Grantor Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

(e)          No service charge shall be made for any transfer or exchange of Certificates, but the Grantor Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(f)           The Grantor Trustee shall cancel all Certificates surrendered for transfer or exchange but shall either retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

(g)          The following legend shall be placed on the Certificates, whether upon original issuance or upon issuance of any other Certificate in exchange therefor or upon transfer thereof at any time:

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE IS DEEMED TO MAKE THE REPRESENTATION IN SECTION 4.05 OF THE AGREEMENT OR UNLESS THE PROPOSED TRANSFEREE PROVIDES THE DEPOSITOR AND THE GRANTOR TRUSTEE WITH AN OPINION OF COUNSEL SATISFACTORY TO THOSE ENTITIES, WHICH OPINION WILL NOT BE AT THE EXPENSE OF THE ISSUER, THE SELLER, THE DEPOSITOR, ANY UNDERWRITER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE GRANTOR TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR ANY SERVICER, THAT THE ACQUISITION, HOLDING AND TRANSFER OF THE [CLASS _-A[-_]][CLASS [_-]M-_] CERTIFICATES OR ANY INTERESTS THEREIN BY OR ON BEHALF OF THE PLAN INVESTOR, IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE ISSUER, THE SELLER, THE DEPOSITOR, ANY UNDERWRITER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE GRANTOR TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR ANY SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE OR THE GRANTOR TRUST AGREEMENT, AS APPLICABLE.

Section 4.03          MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

(a)          If (i) any mutilated Certificate is surrendered to the Grantor Trustee, or the Grantor Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Grantor Trustee such security or indemnity as it may require to save it harmless, and (iii) the Grantor Trustee has not received notice that such Certificate has been acquired by a third Person, the Grantor Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Grantor Trustee and shall be of no further effect and evidence no rights.

(b)          Upon the issuance of any new Certificate under this Section 4.03, the Grantor Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Grantor Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in each Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 4.04             PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Grantor Trustee and any agent of the Depositor or the Grantor Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving payments pursuant to Section 5.01 and for all other purposes whatsoever. Neither the Depositor, the Grantor Trustee nor any agent of the Depositor or the Grantor Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

Section 4.05             ERISA RESTRICTIONS. By acquiring a Certificate, each purchaser will be deemed to represent that either (1) it is not acquiring the Certificate with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the Certificate will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Certificates are rated investment grade or better.

Alternatively, regardless of the rating of the Certificates, a Person investing on behalf of or with Plan Assets of a Plan (a “Plan Investor”) may provide the Grantor Trustee with an Opinion of Counsel addressed to the Depositor and the Grantor Trustee, which Opinion of Counsel will not be at the expense of the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Grantor Trustee, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer or any successor servicer, which opines that the acquisition, holding and transfer of such Certificate or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Grantor Trustee, the RMBS Master Servicer, the RMBS Servicer, the RMBS Subservicer or any successor servicer to any obligation in addition to those undertaken in the Indenture or this Agreement, as applicable.

ARTICLE V

Payments to Certificateholders

Section 5.01	PAYMENTS ON THE CERTIFICATES.

(a)          On each Payment Date, commencing in October 2005, funds will be distributed to each of the Class I-A-1, Class I-A-2, Class I-A-3, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A, Class V-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in amount equal to the amount received on the related Underlying Note.

(b)          On each Payment Date, commencing in October 2005, amounts received from the Underlying Note related to the Class II-A Certificates, together with any Insured Payment, will be distributed as follows:

(i)           first, interest will be distributed to the Class II-A Certificates in an amount equal to the Accrued Certificate Interest thereon, plus the interest portion of any Insured Payment (meaning, any amounts in respect of clause (1) of the definition of Deficiency Amount);

(ii)          second, principal will be distributed to the Class II-A Certificates, in reduction of the Certificate Principal Balance thereof, in an amount equal to any amounts distributed in respect of principal to the related Underlying Notes, plus the principal portion of any Insured Amount (meaning, any amounts in respect of clause (2) of the definition of Deficiency Amount); and

(iii)        third, any remaining amounts will be distributed to the Class II-A Certificates.

Section 5.02	ALLOCATION OF LOSSES.

(a)          For the avoidance of doubt, the Certificate Principal Balance for any Certificate will, by definition, reflect (without duplication) the application of Underlying Realized Losses on such Certificate's corresponding Underlying Note, as set forth in the relevant Underlying Indenture and as described in this Section 5.02. On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Underlying Realized Losses in respect of the Underlying Notes.

(b)          With respect to any Certificate on any Payment Date, the principal portion of each Underlying Realized Loss on the related Underlying Notes shall be allocated to the Certificate Principal Balance of the related Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(c)          Any Realized Losses allocated to the Certificates shall be allocated among the related Certificates in proportion to their respective Certificate Principal Balances. Any allocation of Realized Losses shall be accomplished by reducing the Certificate Principal Balance of the related Certificates on the related Payment Date.

(d)          Realized Losses shall be allocated on the Payment Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to payments made on such Payment Date.

(e)          Realized Losses shall not be allocated to the Class I-A-1, Class II-A, Class III-A-1, Class IV-A and Class V-A Notes; provided however, that if (1) the Certificate Principal Balance relating to the Class II-A Certificates (after giving effect to all payments of principal on the Class II-A Certificates on such Payment Date, but without giving effect to payments under the Policy to be made on such Payment Date) exceeds (2) the Invested Amount as of the end of the related Due Period, a Deficiency Amount will occur and will result in a draw on the Insurance Policy.

Section 5.03	PAYMENTS UNDER THE INSURANCE POLICY.

(a)          (1) By 12:00 noon (New York Time) on the later of (i) the second Business Day following the Business Day on which the Insurer shall have received Notice (as defined in the Insurance Policy) that a Class II-A Deficiency Amount is due in respect of the Class II-A Certificates and (ii) the Payment Date on which the related Class II-A Deficiency Amount is payable to the Certificateholders and (2) at such time as the Indenture Trustee, with the consent of the Insurer, shall deliver an acceleration notice to the Certificateholders pursuant to Section 5.02 of the Underlying 2005-4A Indenture, the Grantor Trustee on behalf of the Class II-A Noteholders, shall make a draw on the Insurance Policy in an amount, if any, equal to the Class II-A Deficiency Amount.

(b)          If the Securities Administrator, acting on behalf of the Grantor Trustee determines that a Deficiency Amount will exist for the Payment Date, then the Grantor Trustee shall submit a Notice (as defined in the Insurance Policy) for payment in the amount of the Class II-A Deficiency Amount to the Insurer no later than 12:00 Noon, New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Class II-A Deficiency Amount in accordance with the terms of the Insurance Policy, the Grantor Trustee or the Securities Administrator, acting on behalf of the Grantor Trustee shall deposit such Class II-A Deficiency Amount in the Payment Account for distribution to the Class II-A Certificateholders pursuant to this Agreement.

In addition, according to the terms of the Insurance Policy, a draw may be made under the Insurance Policy in respect of any Class II-A Preference Amount applicable to any of the Class II-A Certificateholders (as defined in and pursuant to the terms and conditions of such Insurance Policy) and the Grantor Trustee, or the Securities Administrator acting on behalf of the Grantor Trustee, shall submit a Notice (as defined in such Insurance Policy) for payment with respect thereto together with the other documents required to be delivered to the Insurer pursuant to the Insurance Policy in connection with a draw in respect of any Class II-A Preference Amount.

Section 5.04      SUBROGATION AND COOPERATION. (a) The Issuer and the Grantor Trustee acknowledge that (i) to the extent the Insurer makes payments under the Insurance Policy on account of principal of or interest on the Class II-A Certificates, the Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest on the Notes, and (ii) the Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein, in the Underlying 2005-4A Indenture and in the Insurance Agreement for the payment of such principal and interest.

(b)          The Grantor Trustee shall, so long as it is indemnified to its satisfaction, cooperate in all respects with any reasonable written request by the Insurer (unless a Insurer Default exists) for action to preserve or enforce the Insurer’s rights or interest under this Agreement, in the Underlying 2005-4A Indenture or the Insurance Agreement, consistent with this Agreement and without limiting the rights of the Certificateholders as otherwise set forth in this Agreement, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

(i)           institute proceedings for the collection of all amounts then payable on the Class II-A Notes, or under this Agreement in respect of the Class II-A Certificates and all amounts payable under the Insurance Agreement, enforce any judgment obtained and collect from the Grantor Trustee monies adjudged due;

(ii)          sell or cause to be sold the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

(iii)        institute proceedings from time to time for the complete or partial foreclosure of this Agreement; and

(iv)         exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder;

provided, however, action shall be taken pursuant to this Section 5.04 by the Grantor Trustee to preserve the Insurer’s rights or interest under this Agreement, the Underlying 2005-4A Indenture or the Insurance Agreement only to the extent such action is available to the Class II-A Noteholders or the Insurer under other provisions of this Agreement.

Notwithstanding any provision of this Agreement to the contrary, so long as no Insurer Default exists, the Insurer shall at all times be treated as if it were the exclusive owner of all Class II-A Notes Outstanding for the purposes of all approvals, consents, waivers and the institution of any action and the written direction of all remedies, and the Indenture Trustee shall act in accordance with the written directions of the Insurer so long as it is indemnified therefor to its reasonable satisfaction.

Section 5.05	PAYMENTS.

(a)          On each Payment Date, other than the final Payment Date, the Grantor Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date, for each Class of Certificates issued under this Agreement, the Class of Certificates’ pro rata share (based on the aggregate Fractional Undivided Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Payment Date to the Certificates, based on the monthly statement to the Certificateholders provided to the Grantor Trustee by the Securities Administrator pursuant to Section 5.06. The Securities Administrator shall calculate the Available Funds received from the Underlying Notes and the Policy draws and the Securities Administrator shall determine the amount to be distributed to each Certificateholder. The

Grantor Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

(b)          Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Grantor Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of the Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Grantor Trustee specified in the notice to Certificateholders of such final payment.

Section 5.06	STATEMENTS TO CERTIFICATEHOLDERS.

(a)          Concurrently with each payment to Certificateholders, the Securities Administrator shall make available via the Securities Administrator’s internet website as set forth below, the Underlying Statements in the form of a consolidated report to Noteholders and the Insurer with respect to such Payment Date and the following:

(i)	the Certificate Interest Rate on each Class of Certificates;

(ii)          the amount of any interest payments made to each Class of Certificates; and

(iii)	the amount of any principal payments made to each Class of Certificates.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website initially located at www.ctslink.com. Parties that are unable to use the above payment option are entitled to have a paper copy mailed to them via first class mail by written request indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such statement more convenient and/or more accessible to the Certificateholders, and the Securities Administrator shall provide timely and adequate notification to all Certificateholders regarding any such change. The Securities Administrator has no obligation to recompute, verify or confirm any underlying statement.

(b)          By April 30 of each year beginning in 2006, the Securities Administrator will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(iii) above with respect to each of class of the Certificates, plus such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to the requirements of the Code.

ARTICLE VI

Indemnification

Section 6.01           INDEMNIFICATION OF THE GRANTOR TRUSTEE AND SECURITIES ADMINISTRATOR.

(a)          The Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than any loss, liability or expense incurred by reason of such Indemnified Person’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder (subject, however, to the last sentence of this paragraph). This indemnity shall survive the resignation or removal of the Securities Administrator and the Grantor Trustee and the termination of this Agreement.

(b)          Notwithstanding any terms hereof to the contrary, all amounts payable under or pursuant to the foregoing indemnification shall be payable solely under and pursuant to the Underlying Indenture (including the applicable provisions of Section 6.07 and 8.02 thereof) and recourse for payment of amounts that may be owing from time to time under this indemnification shall be solely against the Underlying Trust (and the assets pledged by it under the Underlying Indenture) by operation of the terms of the Underlying Indenture. For the avoidance of doubt, there shall be no recourse against any assets of the Trust (including without limitation the Payment Account) held hereunder for payment of amounts that may be owing from time to time under this indemnification.

ARTICLE VII

Concerning the Grantor Trustee and the Securities Administrator

Section 7.01            DUTIES OF GRANTOR TRUSTEE AND SECURITIES ADMINISTRATOR

(a)          Each of the Grantor Trustee and the Securities Administrator undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Grantor Trustee and Securities Administrator, respectively.

(b)          Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Grantor Trustee pursuant to any provision of this Agreement, the Grantor Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Grantor Trustee shall be not responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Underlying Indenture Trustee or Securities Administrator; PROVIDED, FURTHER, that the Grantor Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)          On each Payment Date, the Grantor Trustee shall make monthly payments and the final payment to the Certificateholders from funds in the Payment Account as provided in Section 5.01 herein based on the report of the Securities Administrator provided pursuant to Section 5.06.

(d)          No provision of this Agreement shall be construed to relieve the Grantor Trustee or Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

(i)           The duties and obligations of the Grantor Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Grantor Trustee and Securities Administrator shall not be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Grantor Trustee or Securities Administrator and, in the absence of bad faith on the part of the Grantor Trustee or Securities Administrator, the Grantor Trustee and Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Grantor Trustee and Securities Administrator, and conforming to the requirements of this Agreement;

(ii)          Neither the Grantor Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Grantor Trustee or Securities Administrator, unless it shall be proved that the Grantor Trustee or Securities Administrator was negligent in ascertaining the pertinent facts;

(iii)        The Grantor Trustee or Securities Administrator or the Insurer with respect to the Class II-A Certificates, shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Grantor Trustee or Securities Administrator, or exercising any trust or other power conferred upon the Grantor Trustee or Securities Administrator under this Agreement;

(iv)         The Grantor Trustee shall not in any way be liable by reason of any insufficiency in any Payment Account unless it is determined that the Grantor Trustee’s gross negligence or willful misconduct was the cause of such insufficiency; and

(v)          Anything in this Agreement to the contrary notwithstanding, in no event shall the Grantor Trustee or Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Grantor Trustee or Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Grantor Trustee or Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to the Grantor Trustee or Securities Administrator as applicable against such risk or liability is not reasonably assured to it.

(e)          All funds received by the Grantor Trustee and required to be deposited in the Payment Account pursuant to this Agreement will be promptly so deposited by the Grantor Trustee.

(f)           Except for those actions that the Grantor Trustee and Securities Administrator is required to take hereunder, neither the Grantor Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

Section 7.02           CERTAIN MATTERS AFFECTING THE GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR. Except as otherwise provided in Section 7.01:

(i)           The Grantor Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Depositor or the Underlying Indenture Trustee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)          The Grantor Trustee and Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

(iii)        The Grantor Trustee and Securities Administrator shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices, make payments and deliver reports and statements pursuant to this Agreement, as applicable, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, as applicable, unless such Certificateholders shall have offered to the Grantor Trustee or Securities Administrator security or indemnity satisfactory to the Grantor Trustee or Securities Administrator as applicable against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)         Neither the Grantor Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)          The Grantor Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of each Trust Fund (and, with respect to the Class II-A Certificates, the Insurer) and provided that the payment within a reasonable time to the Grantor Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Grantor Trustee, reasonably assured to the Grantor Trustee by the security afforded to it by the terms of this Agreement. The Grantor Trustee may require indemnity satisfactory to the Grantor Trustee against such expense or liability as a condition to taking any such action. The expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)         The Grantor Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys. Neither the Grantor Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of their respective agents or attorneys or a custodian or paying agent appointed hereunder by the Grantor Trustee or Securities Administrator with due care;

(vii)       Should the Grantor Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 3.02 or Section 5.01, to be unclear, the Grantor Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions;

(viii)      The right of the Grantor Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Grantor Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act; and

(ix)         The Grantor Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 7.07.

Section 7.03   GRANTOR TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR CERTIFICATES. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Grantor Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Grantor Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Grantor Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Grantor Trustee on the Certificates). The Grantor Trustee’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Grantor Trustee and shall not constitute the Certificates an obligation of the Grantor Trustee in any other capacity. Neither the Grantor Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates. Neither the Grantor Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, any Underlying Operating Document or Policy the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Grantor Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Grantor Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 7.04        GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR MAY OWN CERTIFICATES. Each of the Grantor Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Grantor Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Grantor Trustee or the Securities Administrator, and may otherwise deal with the parties hereto.

Section 7.05        GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR’S FEES AND EXPENSES. The fees and expenses of the Grantor Trustee and the Securities Administrator shall be paid in accordance with the provisions of the Underlying Indentures.

Section 7.06        ELIGIBILITY REQUIREMENTS FOR GRANTOR TRUSTEE. The Grantor Trustee and any successor Grantor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the

United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Grantor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and rated “BBB” or higher by Standard & Poor’s and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Grantor Trustee other than pursuant to Section 7.10, rated in one of the two highest long- term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Grantor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Grantor Trustee shall cease to be eligible in accordance with the provisions of this Section 6.06, the Grantor Trustee shall resign immediately in the manner and with the effect specified in Section 7.08.

Section 7.07            INSURANCE. The Grantor Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Grantor Trustee as to the Grantor Trustee’s compliance with this Section 7.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 7.08            RESIGNATION AND REMOVAL OF THE GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR.

(a)          The Grantor Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Insurer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Grantor Trustee reasonably acceptable to the Insurer by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Grantor Trustee and the successor Grantor Trustee and the Securities Administrator. If no successor Grantor Trustee or the Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Grantor Trustee or the Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Grantor Trustee or Securities Administrator. The Grantor Trustee may not resign from the Trust created hereby without also resigning as Underlying Indenture Trustee under each Underlying Indenture.

(b)          If at any time the Grantor Trustee shall cease to be eligible in accordance with the provisions of Section 6.06 and shall fail to resign after written request therefor by the Depositor or the Insurer or if at any time the Grantor Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Grantor Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Grantor Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Grantor Trustee and appoint a successor Grantor Trustee reasonably acceptable to Insurer by written instrument, in triplicate, one copy of which instrument shall be delivered to the Grantor Trustee so removed and the successor Grantor Trustee.

(c)          The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 100% of Trust Fund, with the consent of the Insurer if any Class II-A Certificate remains outstanding, may at any time remove the Grantor Trustee and appoint a successor Grantor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor and the Grantor Trustee so removed and the successor so appointed.

(d)          No resignation or removal of the Grantor Trustee and appointment of a successor Grantor Trustee pursuant to any of the provisions of this Section 6.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Grantor Trustee and approval by the Insurer as provided in Section 7.09.

Section 7.09	SUCCESSOR GRANTOR TRUSTEE.

(a)          Any successor Grantor Trustee appointed as provided in Section 6.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Grantor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Grantor Trustee shall then become effective and such successor Grantor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Grantor Trustee herein. The predecessor Grantor Trustee shall promptly deliver to the successor Grantor Trustee all assets and records of each Trust held by it hereunder, and the Depositor and the predecessor Grantor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Grantor Trustee all such rights, powers, duties and obligations.

(b)          No successor Grantor Trustee shall accept appointment as provided in this Section 7.09 unless at the time of such acceptance such successor Grantor Trustee shall be eligible under the provisions of Section 7.06 and have been approved, in writing, by the Insurer.

(c)          Upon acceptance of appointment by a successor Grantor Trustee as provided in this Section 6.09, the successor Grantor Trustee shall mail notice of the succession of such Grantor Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies.

Section 7.10         MERGER OR CONSOLIDATION OF GRANTOR TRUSTEE AND THE SECURITIES ADMINISTRATOR. Any state bank or trust company or national banking association into which the Grantor Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Grantor Trustee or the Securities Administrator shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Grantor Trustee or the Securities Administrator shall be the successor of the Grantor Trustee or the Securities Administrator hereunder, as applicable, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 6.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.11          APPOINTMENT OF CO-GRANTOR TRUSTEE OR SEPARATE GRANTOR TRUSTEE.

(a)          Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Trust or property constituting the same may at the time be located, the Depositor and the Grantor Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons at the expense of the Depositor approved by the Grantor Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Grantor Trustee, or separate trustee or separate trustees, of all or any part of any Trust, and to vest in such Person or Persons, in such capacity, such title to any Trust, or any part thereof, and, subject to the other provisions of this Section 7.11, such powers, duties, obligations, rights and trusts as the Depositor and the Grantor Trustee may consider necessary or desirable.

(b)          If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Grantor Trustee shall have the power to make such appointment without the Depositor at the expense of the Depositor .

(c)          No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Grantor Trustee under Section 7.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 6.08 hereof.

(d)          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.11, all rights, powers, duties and obligations conferred or imposed upon the Grantor Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Grantor Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Grantor Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Grantor Trustee.

(e)          Any notice, request or other writing given to the Grantor Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Grantor Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Grantor Trustee. Every such instrument shall be filed with the Grantor Trustee.

(f)           To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Grantor Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Grantor Trustee, to the extent permitted by law, without the appointment of a new or successor Grantor Trustee.

(g)          No trustee under this Agreement shall be liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Grantor Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee upon notice to the Insurer.

Section 7.12             FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS; GRANTOR TRUST ADMINISTRATION.

(a)          The Securities Administrator and the Grantor Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code and not as an association taxable as a corporation, as a taxable mortgage pool, or as a partnership and to prevent the imposition of any federal, state or local income or other tax on the Trust Fund.

(b)          The Securities Administrator shall furnish or cause to be furnished to holders of Certificates and shall file or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, such information with respect to the income and deductions of the Trust Fund at the time or times and in the manner required by the Code, including such other customary factual information as is available to Securities Administrator to enable Certificateholders to prepare their tax returns, including information required with respect to computing the accrual of original issue and market discount.

(c)          Notwithstanding any other provisions of this Agreement, the Grantor Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders. The consent of Certificateholders shall not be required for any such withholding. In the event the Grantor Trustee withholds any amount from any Certificateholder pursuant to federal withholdings requirements, the Grantor Trustee shall indicate to such Certificateholder the amount so withheld.

(d)          The Securities Administrator agrees to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund or the Depositor as a result of a breach of the Securities Administrator’s covenants set forth in this Section 7.12 (except to the extent such breach is as a result of the negligence or willful misconduct of the Depositor).

ARTICLE VIII

Termination

Section 8.01         TERMINATION UPON REPURCHASE BY THE DEPOSITOR OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS.

(a)          The respective obligations and responsibilities of the Depositor, the Securities Administrator and the Grantor Trustee created hereby with respect to the Trust Fund, other than the obligation of the Grantor Trustee to make payments to the related Certificateholders as hereinafter set forth, shall terminate upon the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Underlying Note remaining in the Trust Fund and the payment of any amounts to the Insurer under the Insurance Agreement.

(b)          In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of this Agreement.

(c)          The Grantor Trustee shall give notice of any termination of the Grantor Trust to the Certificateholders and the Insurer, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Grantor Trustee for payment of the final payment and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final payment, and shall specify (i) the Payment Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Grantor Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Grantor Trustee therein specified.

(d)          Upon the presentation and surrender of the Certificates, the Grantor Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Payment Account.

(e)          If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Grantor Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final payment with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Grantor Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

ARTICLE IX

Miscellaneous Provisions

Section 9.01             INTENT OF PARTIES. The parties intend that the Trust Fund shall be treated as a grantor trust for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

Section 9.02             ACTION UNDER UNDERLYING DOCUMENTS. In the event that there are any matters arising under the Underlying Operative Documents related to an Underlying Note which require the vote or direction of holders of the related Underlying Notes thereunder, the Grantor Trustee, as holder of each Underlying Note (or, with respect to the Class II-A Note, the Insurer, except in the event of an Insurer Default) will vote such Underlying Note in accordance with the written instructions received from holders of the related Certificates evidencing at least 100% of the Fractional Undivided Interest. In the absence of any such instructions, the Grantor Trustee will not vote such Underlying Note.

The Grantor Trustee will forward to each Certificateholder copies of any communications received regarding matters arising that require action by holders of the related Underlying Notes.

Section 9.03	AMENDMENT.

(a)          This Agreement may be amended from time to time by the Depositor, the Securities Administrator and the Grantor Trustee with the consent of the Insurer, but without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

(b)          This Agreement may also be amended from time to time by the Depositor, the Securities Administrator and the Grantor Trustee with the consent of the Insurer and the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of each Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Notes which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) result in the imposition of a tax on any Trust Fund or cause any Trust Fund to fail to be classified as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code, as evidenced by an Opinion of Independent Counsel which shall be provided to the Grantor Trustee other than at the Grantor Trustee’s expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 9.03(b), Certificates registered in the name of or held for the benefit of the Depositor, the Securities Administrator or the Grantor Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

(c)          Promptly after the execution of any such amendment, the Grantor Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder and the Insurer, with a copy to the Rating Agencies.

(d)          In the case of an amendment under Subsection 8.03b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Grantor Trustee may prescribe.

(e)          Prior to the execution of any amendment to this Agreement, the Grantor Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Grantor Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the its respective rights, duties or immunities under this Agreement.

Section 9.04           RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

Section 9.05           LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

(a)          The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of any Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)          Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)          No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Grantor Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of each Trust Fund shall have made written request upon the Grantor Trustee to institute such action, suit or proceeding in its own name as Grantor Trustee hereunder and shall have offered to the Grantor Trustee such indemnity satisfactory to the Grantor Trustee against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Grantor Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

(d)          No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 9.04, each and every Certificateholder and the Grantor Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 9.06	ACTS OF CERTIFICATEHOLDERS.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Grantor Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Grantor Trustee, the Securities Administrator and the Depositor, if made in the manner provided in this Section 9.05.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Grantor Trustee deems sufficient.

(c)          The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 4.02 made on a Certificate presented in accordance with Section 4.04) shall be proved by the Certificate Register, and neither the Grantor Trustee, the Depositor nor any successor to any such parties shall be affected by any notice to the contrary.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Grantor Trustee, the Depositor or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

(e)          In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Grantor Trustee, the Depositor or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 9.03(b) and except that, in determining whether the Grantor Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Grantor Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Grantor Trustee, the Securities Administrator the Depositor or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Grantor Trustee the pledgor’s right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Grantor Trustee or the Depositor, as the case may be.

Section 9.07            GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS EXCEPT SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAWS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.08             NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179; Attention: General Counsel, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Grantor Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, MD 21046 or for overnight deliveries, 9062 Old Annapolis Road, Columbia, MD, 21045, Attention: AHMIT 2005-4; (iv) in the case of the Insurer, Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, Attention: General Counsel or (v) in the case of the Rating Agencies, Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10004, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10041,

Attention: Residential Mortgage Surveillance. Any notice delivered to the Depositor or the Grantor Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

Section 9.09             SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

Section 9.10             SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 9.11           ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 9.12             COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 9.13             NOTICE TO RATING AGENCIES AND THE INSURER. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Grantor Trustee shall promptly provide notice to each Rating Agency and the Insurer with respect to each of the following of which it has actual knowledge:

(1)	Any material change or amendment to this Agreement;
(2)	The resignation or termination of the Grantor Trustee under this Agreement;
(3)	The final payment to Certificateholders; and
(4)	Any change in the location of the Payment Account.

Section 9.14           BENEFITS OF AGREEMENT. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement. To the extent that this Agreement confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of this Agreement, the Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder.

Nothing in this Agreement or in the, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders and the Insurer, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 9.15           RIGHTS OF THE INSURER TO EXERCISE THE RIGHTS OF THE CLASS II-A CERTIFICATES. By accepting its Certificate, each Class II-A Certificateholder agrees that unless an Insurer Default exists, the Insurer shall have the right to exercise all consent, voting, direction and other control rights of the Class II-A Certificateholders under this Agreement without any further consent of the Class II-A Certificateholders.

IN WITNESS WHEREOF, the Depositor, the Securities Administrator and the Grantor Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor

By:	/s/Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:	/s/Peter Gobell
Name:	Peter Gobell
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as Grantor Trustee and not individually

By:	/s/ Karen R. Beard
Name:	Karen R. Beard
Title:	Vice President

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the ____ day of October 2005, before me, a notary public in and for said State, personally appeared _____________________ known to me to be the _______________________ of Bear Stearns Asset Backed Securities I LLC, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the ____ day of October 2005, before me, a notary public in and for said State, personally appeared _____________________ known to me to be the _______________________ of Wells Fargo Bank, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On this ____ day of October, 2005, before me personally appeared ______________, to me known, who being by me duly sworn, did depose and say, that she is an __________________ of the Grantor Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

Notary Public

Notary Public

[NOTARIAL SEAL]

EXHIBIT A-1

FORM OF CLASS _-A[-_] CERTIFICATE

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HERETO AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE IS DEEMED TO MAKE THE REPRESENTATION IN SECTION 4.05 OF THE AGREEMENT OR UNLESS THE PROPOSED TRANSFEREE PROVIDES THE DEPOSITOR AND THE GRANTOR TRUSTEE WITH AN OPINION OF COUNSEL SATISFACTORY TO THOSE ENTITIES, WHICH OPINION WILL NOT BE AT THE EXPENSE OF THE ISSUER, THE SELLER, THE DEPOSITOR, ANY UNDERWRITER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE GRANTOR TRUSTEE, THE SECURITIES ADMINISTRATOR, THE RMBS MASTER SERVICER, THE RMBS SERVICER, THE RMBS SUBSERCVICER, THE HELOC BACK-UP SERVICER, THE HELOC SERVICER, THE HELOC SUBSERVICER OR ANY SUCCESSOR SERVICER, THAT THE ACQUISTION, HOLDING AND TRANSFER OF THE CLASS _-A[-_] CERTIFICATES OR ANY INTERESTS THEREIN BY OR ON BEHALF OF THE PLAN INVESTOR IS PERMITTED UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE ISSUER, THE SELLER, THE DEPOSITOR, ANY UNDERWRITER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE GRANTOR TRUSTEE, THE SECURITIES ADMINISTRATOR, THE RMBS MASTER SERVICER, THE RMBS SERVICER, THE RMBS SUBSERCVICER, THE HELOC BACK-UP SERVICER, THE HELOC SERVICER, THE HELOC SUBSERVICER OR ANY SUCCESSOR SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE OR THE GRANTOR TRUST AGREEMENT, AS APPLICABLE.

Certificate No. __	Certificate Interest Rate: _______
Class _-A[-_]
Date of Grantor Trust	Aggregate Initial Current Principal
Agreement: October 7, 2005	Amount of this Certificate as of the
Cut-off Date: $____________

Cut-off Date: September 1, 2005
First Payment Date:	Initial Certificate Principal Balance of this
October 25, 2005	Certificate as of the Cut-off Date:
$____________
Assumed Final Payment Date: _______	CUSIP: ___________

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4

GRANTOR TRUST CERTIFICATE

SERIES 2005-4

evidencing a fractional undivided interest in the payments allocable to the Class _-A[-_] Certificates with respect to the Trust Fund consisting primarily of the Underlying Notes sold by Bear Stearns Asset Backed Securities I LLC

This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Securities Administrator or the Grantor Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the Underlying Notes are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Securities Administrator or the Grantor Trustee or any of its affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Securities Administrator or the Grantor Trustee. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (“Trust Fund”) consisting primarily of the Underlying Notes sold by Bear Stearns Asset Backed Securities I LLC. The Trust Fund was created pursuant to the Grantor Trust Agreement dated as of October 7, 2005 (the “Agreement”), between Bear Stearns Asset Backed Securities I LLC, as seller (the “Depositor”), Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as grantor trustee (the “Grantor Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the Accrual Period in which a Payment Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Certificate Interest Rate set forth above. The Grantor Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Payment Date”), commencing on the First Payment Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Payment Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Payment Date is the first anniversary of the Payment Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Payments on this Certificate will be made by the Grantor Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Grantor Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final payment on this Certificate will be made after due notice by the Grantor Trustee of the pendency of such payment and only upon presentation and surrender of this Certificate at the office or agency appointed by the Grantor Trustee for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of payments allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”), issued in one Class. The Certificates, in the aggregate, evidence the entire beneficial ownership interest the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Grantor Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Grantor Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Securities Administrator and the Grantor Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Grantor Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Grantor Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Grantor Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Grantor Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Grantor Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Grantor Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary. The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the last payment made with respect to the Underlying Notes. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Grantor Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Grantor Trustee has caused this Certificate to be duly executed.

Dated: October 7, 2005
U.S. BANK NATIONAL ASSOCIATION Not in its individual capacity but solely as Grantor Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK NATIONAL ASSOCIATION Authorized signatory of U.S. Bank National Association, not in its individual capacity but solely as Grantor Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Grantor Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ________________________________________________________________________________________________________________________

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The assignee should include the following for purposes of payment:

Payments shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS [_-]M-_ CERTIFICATE

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HERETO AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE IS DEEMED TO MAKE THE REPRESENTATION IN SECTION 4.05 OF THE AGREEMENT OR UNLESS THE PROPOSED TRANSFEREE PROVIDES THE DEPOSITOR AND THE GRANTOR TRUSTEE WITH AN OPINION OF COUNSEL SATISFACTORY TO THOSE ENTITIES, WHICH OPINION WILL NOT BE AT THE EXPENSE OF THE ISSUER, THE SELLER, THE DEPOSITOR, ANY UNDERWRITER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE GRANTOR TRUSTEE, THE RMBS MASTER SERVICER, THE RMBS SERVICER, THE RMBS SUBSERCVICER, THE HELOC BACK-UP SERVICER, THE HELOC SERVICER, THE HELOC SUBSERVICER OR ANY SUCCESSOR SERVICER, THAT THE ACQUISTION, HOLDING AND TRANSFER OF THE CLASS [_-]M-_ CERTIFICATES OR ANY INTERESTS THEREIN BY OR ON BEHALF OF THE PLAN INVESTOR IS PERMITTED UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE ISSUER, THE SELLER, THE DEPOSITOR, ANY UNDERWRITER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE GRANTOR TRUSTEE, THE RMBS MASTER SERVICER, THE RMBS SERVICER, THE RMBS SUBSERCVICER, THE HELOC BACK-UP SERVICER, THE HELOC SERVICER, THE HELOC SUBSERVICER OR ANY SUCCESSOR SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE OR GRANTOR TRUST AGREEMENT, AS APPLICABLE.

Certificate No. __	Certificate Interest Rate: _______
Class [_-]M-_
Date of Grantor Trust	Aggregate Initial Current Principal
Agreement: October 7, 2005	Amount of this Certificate as of the
Cut-off Date: $____________

Cut-off Date: September 1, 2005
First Payment Date:	Initial Certificate Principal Balance of this
October 25, 2005	Certificate as of the Cut-off Date:
$____________
Assumed Final Payment Date: _______	CUSIP: ___________

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4

GRANTOR TRUST CERTIFICATE

SERIES 2005-4

evidencing a fractional undivided interest in the payments allocable to the Class [_-]M-_ Certificates with respect to the Trust Fund consisting primarily of the Underlying Notes sold by Bear Stearns Asset Backed Securities I LLC

This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Securities Administrator or the Grantor Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the Underlying Notes are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Securities Administrator or the Grantor Trustee or any of its affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Securities Administrator or the Grantor Trustee. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (“Trust Fund”) consisting primarily of the Underlying Notes sold by Bear Stearns Asset Backed Securities I LLC. The Trust Fund was created pursuant to the Grantor Trust Agreement dated as of October 7, 2005 (the “Agreement”), between Bear Stearns Asset Backed Securities I LLC, as seller (the “Depositor”), Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as grantor trustee (the “Grantor Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the Accrual Period in which a Payment Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Certificate Interest Rate set forth above. The Grantor Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Payment Date”), commencing on the First Payment Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Payment Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Payment Date is the first anniversary of the Payment Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Payments on this Certificate will be made by the Grantor Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Grantor Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final payment on this Certificate will be made after due notice by the Grantor Trustee of the pendency of such payment and only upon presentation and surrender of this Certificate at the office or agency appointed by the Grantor Trustee for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of payments allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”), issued in one Class. The Certificates, in the aggregate, evidence the entire beneficial ownership interest the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Grantor Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Grantor Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Securities Administrator and the Grantor Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Grantor Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Grantor Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Grantor Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Grantor Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Grantor Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Grantor Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary. The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the last payment made with respect to the Underlying Notes. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Grantor Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Grantor Trustee has caused this Certificate to be duly executed.

Dated: October 7, 2005
U.S. BANK NATIONAL ASSOCIATION Not in its individual capacity but solely as Grantor Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK NATIONAL ASSOCIATION Authorized signatory of U.S. Bank National Association, not in its individual capacity but solely as Grantor Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Grantor Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The assignee should include the following for purposes of payment:

Payments shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

COPIES OF UNDERLYING NOTES

EXHIBIT C

UNDERLYING OPERATIVE DOCUMENTS